Exhibit 99.1

For Immediate Release      Contact:  Ron Castell:  954-627-5016 or 954-648-4880
                                         MaryJo Finocchiaro:  561-447-5302



                   BOCA RESORTS ANNOUNCES EARLY TERMINATION OF
                      HART-SCOTT-RODINO ACT WAITING PERIOD



     BOCA RATON, Fla., Nov. 16 /PRNewswire-FirstCall/ -- Boca Resorts, Inc. (NYSE: RST), an owner and operator of luxury resorts in Florida, announced today that the Antitrust Division of the Department of Justice and the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the Company's proposed merger with an affiliate of The Blackstone Group. The closing of the merger transaction remains subject to other customary conditions, including the approval of the Company's stockholders.

     As announced last week, the Company will hold a special meeting of stockholders on Wednesday, December 8, 2004, at 10:00 a.m. Eastern Standard Time, in the Community Room located at 450 East Las Olas Blvd., Fort Lauderdale, Florida for the purpose of voting on the merger agreement among the Company and affiliates of The Blackstone Group. Stockholders of record of the Company as of the close of business on Friday, November 12, 2004 will be entitled to vote at the special meeting.

     Boca Resorts, Inc. is the owner and operator of five distinctive destination resorts located in Florida with hotels, conference facilities, golf courses, spas, marinas and private clubs. The Company's resorts include the Boca Raton Resort & Club (Boca Raton), the Registry Resort at Pelican Bay (Naples), the Edgewater Beach Hotel (Naples), the Hyatt Regency Pier 66 Hotel and Marina (Fort Lauderdale) and the Radisson Bahia Mar Resort and Yachting Center (Fort Lauderdale). The Company also owns and operates two golf clubs located in Florida (Grande Oaks Golf Club in Fort Lauderdale and Naples Grande Golf Club in Naples) that serve as additional amenities to its resorts, as well as components of its exclusive social club, known as the Premier Club. In addition, the Company owns and operates two golf courses in Boca Raton that are part of the Boca Raton Resort & Club. Boca Resorts, Inc. can be accessed on the Internet at http://www.bocaresortsinc.com.

Cautionary Statement Concerning Forward-Looking Information

     Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the Company's SEC filings.


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About the Merger

     In connection with the proposed merger, the Company has filed a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company, Attention: MaryJo Finocchiaro, Vice President and Corporate Controller, Boca Resorts, Inc. 501 East Camino Real, Boca Raton, FL 33432 Telephone: 561-447-5302.

     The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of the Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger.